                                   _________________, 1994
Dear Shareholder:

     You are cordially invited to attend a special meeting ("Special Meeting") of the shareholders of Star Valley State Bank ("STAR VALLEY") to be held at STAR VALLEY's main banking office located at 485 Washington Street, Afton, Wyoming on
            , 1994, at 7:00 p.m., Mountain Time. At that Special Meeting, you will be asked to consider and vote on an Agreement of Merger dated as of March 30, 1994 ("Merger Agreement"), pursuant to which STAR VALLEY will be acquired by First Security Corporation ("FSC") by means of a merger ("Merger") of STAR VALLEY with and into First Security Bank of Wyoming ("FSB WYOMING").

     The Merger Agreement provides for the conversion and exchange of all outstanding shares of STAR VALLEY common stock into 480,000 shares of FSC common
stock. Based upon the market price of FSC Common Stock on         , 1994, the
Merger will result in a value of $_____ for each share of STAR VALLEY common
stock. This is approximately     times the book value of each STAR VALLEY share
at March 31, 1994.

     In addition to describing the terms and conditions of the Merger Agreement, the enclosed Prospectus/Proxy Statement sets forth information, including financial data, about STAR VALLEY and FSC. The complete text of the Merger Agreement appears as Appendix A to the Prospectus/Proxy Statement. Please carefully review all of these materials and consider the information contained in them. Your vote on the Merger is important. APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF STAR VALLEY COMMON STOCK.

     YOUR BOARD OF DIRECTORS BELIEVES THE MERGER IS IN THE BEST INTERESTS OF STAR VALLEY'S SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT.

     Regardless of the size of your holdings, it is important that your shares be voted at the Special Meetings. Whether or not you plan to attend the Special Meetings, please complete, sign, date, and mail, as soon as possible, the enclosed proxy in the postage-paid envelope provided. We appreciate the continued support of our shareholders and look forward to seeing you at the Special Meeting.

                                        Sincerely,

                                        Hal R. Robinson
                                        President and Chief Executive Officer

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                             Star Valley State Bank
                              485 Washington Street
                              Afton, Wyoming 83110

                                   ----------

                   NOTICE OF Special Meetings OF SHAREHOLDERS
                           TO BE HELD ON        , 1994

                                    ---------

       Notice is hereby given that a Special Meeting of Shareholders (the "Special Meeting") of Star Valley State Bank ("STAR VALLEY") will be held at STAR VALLEY'S main banking office located as 485 Washington Street, Afton,
Wyoming, on       , 1994 at 7:00 p.m., Mountain Time.

       The Special Meeting is for the following purposes:

       (1) The approval of an Agreement of Merger dated as of March 30, 1994, ("Merger Agreement"), pursuant to which STAR VALLEY will be acquired by First Security Corporation ("FSC") by means of a merger ("Merger") of STAR VALLEY with and into First Security Bank of Wyoming ("FSB WYOMING"), as more fully described in the accompanying Prospectus/Proxy Statement. Upon consummation of the Merger, each outstanding share of STAR VALLEY common stock will be converted into shares of FSC Common Stock and cash for fractional shares, as more fully described in the accompanying Prospectus/Proxy Statement.

       (2) To consider and vote upon any other matters that may lawfully come before the Special Meeting.

       Star Valley has fixed the close of business on    , 1994 as the record
date for the Special Meeting. Only STAR VALLEY Shareholders of record on such date are entitled to notice of and to vote at the Special Meeting and any adjournments thereof.


       The affirmative vote of two-thirds of STAR VALLEY common stock is required to approve the Merger Agreement. A copy of the provisions of Wyoming law that establish the rights of STAR VALLEY Shareholders to dissent from such approval is included in the Prospectus/Proxy Statement as Appendix C.

       Please sign and date the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy may be revoked in the manner described in the Prospectus/Proxy Statement at any time before it is voted at the Special Meeting.

                              By Order of the Board of Directors


                              Hal R. Robinson
                              President and Chief Executive Officer


Afton, Wyoming
_________________, 1994


               IMPORTANT: APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE OUTSTANDING SHARES OF STAR VALLEY STATE BANK. IN ORDER TO ENSURE THAT THE REQUISITE VOTE IS OBTAINED, AND IN ORDER TO ENSURE A QUORUM, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY. AN ADDRESSED ENVELOPE IS INCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE
               UNITED STATES. VOTING BY PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING IF YOU SO DESIRE.

                             Star Valley State Bank
                              485 Washington Street
                              Afton, Wyoming 83110

                                    P R O X Y

           This Proxy is Solicited on Behalf of the Board of Directors


     The undersigned herby appoints Hal R. Robinson and      , and each of
them, with full power of substitution, to vote as designated below, all shares of Star Valley State Bank common stock owned of record by the undersigned at the Special Meeting of Shareholders of Star Valley State Bank to be held on
        , 1994 at 7:00 P.M. (Mountain Time) at STAR VALLEY's Main Office at 485 Washington Street, Afton, Wyoming, or at any adjournment thereof, on the proposal to merge Star Valley State Bank with and into First Security Bank of Wyoming, and on all other matters that may properly come before the Special Meeting. {Each Shareholder of Record should have received a Prospectus/Proxy Statement with this Proxy Designation and Instruction Card describing the proposed Merger.}

IN THE ABSENCE OF DIRECTIONS TO THE CONTRARY, THE DESIGNATED PROXIES WILL VOTE FOR THE PROPOSED MERGERS.

          On the proposal to merge Star Valley State Bank with and into First
Security Bank of Wyoming      For       Against
                              / /         / /

          (THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE MERGER)
                                                    ---

DATE OF
THIS PROXY
DESIGNATION
AND INSTRUCTION:__________________, 1994          ---------------------------
                                                  Signature

                                                  ----------------------------
                                                  Print Name

                                                  ----------------------------
                                                  Joint Tenant (if any)

                                                  ----------------------------
                                                  Print Name

(When signing as a Trustee, Executor Corporate Office, or General Partner, please give FULL TITLE on the "joint tenant" line.)

THIS PROXY DESIGNATION AND INSTRUCTION MAY BE REVOKED BY A MORE RECENTLY DATED PROXY DESIGNATION AND INSTRUCTION, OR BY WRITTEN NOTICE TO THE SECRETARY OF STAR VALLEY STATE BANK PRIOR TO THE SPECIAL MEETING, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON